                 [LONG ISLAND FINANCIAL CORP. LOGO APPEARS HERE]



                          REPORTS THIRD QUARTER RESULTS


ISLANDIA, N.Y. (Business Wire) - October 24, 2005 - Long Island Financial Corp. (the "Company") (NASDAQ/NMS: LICB), the holding company for Long Island Commercial Bank (the "Bank"), today reported net income of $754,000, or $.47 per diluted share, for the three months ended September 30, 2005, compared to net income of $1.2 million, or $.73 per diluted share for the three months ended September 30, 2004. For the nine months ended September 30, 2005, the Company reported net income of $2.4 million, or $1.52 per diluted share, compared to net income of $1.2 million, or $.74 per diluted share, for the nine months ended September 30, 2004. The financial results for the three and nine months ended September 30, 2004, were substantially impacted by both provisions for loan losses and automobile loan expenses recognized with regard to the Company's automobile loan portfolio.

Commenting on the results of the Company for the current quarter, Douglas C. Manditch, President and Chief Executive Officer, stated, "current quarter and year to date performance compared to 2004 reflect the effects of our automobile loan portfolio, balance sheet repositioning, and the increasingly unfavorable interest rate environment. The quarter ended September 30, 2004 benefited from aggressive cost cutting and expense control, a restructured branch expansion plan, and a steep yield curve. The quarter ended September 30, 2005 reflects our emphasis on core business growth through an improved asset mix. Loan growth was funded from maturing automobile loans and from market opportunities in which investment securities were liquidated, which reduced our reliance on borrowed funds. The balance sheet repositioning, combined with an emphasis on increasing core deposit funding, improves our overall interest rate risk profile and better positions us to address anticipated increases in short term rates and a continued flattening yield curve."

Mr. Manditch continued, "we are excited about opportunities to serve a broader range of clients in new markets with both the establishment of New York Commercial Bank, pending the close of our transaction with New York Community Bancorp, Inc., and the newest addition to the Bank's executive management team, Dennis D. Jurs. Dennis, who joined us this week, comes to us with 30 years of middle market commercial lending experience. Dennis currently serves as our Chief Lending Officer and will spearhead the lending effort for New York Commercial Bank."

At September 30, 2005, total assets amounted to $532.8 million, a decrease of $5.1 million, or 1.0%, from the $537.9 million held at September 30, 2004. Taking into consideration $17.7 million of matured automobile loans that were repaid, loans at that date, net of unearned income and deferred fees, increased by $30.6 million, or 14.1%, from the September 30, 2004 level. Year-over-year, the average balance of demand deposits increased $10.7 million, or 11.0%, from $97.7 million for the nine months ended September 30, 2004, to $108.4 million for the nine months ended September 30, 2005. Similarly, the average balance of savings deposits increased by $14.2 million, or 13.5%, from $105.2 million for the nine months ended September 30, 2004, to $119.4 million for the nine months ended September 30, 2005.

AUTOMOBILE LOANS
----------------

As discussed in releases for prior periods, the Company continues to monitor the performance of its automobile loan portfolio. At September 30, 2005, the automobile loan portfolio consisted of 524 loans with balances aggregating $10.4 million. Automobile loans represented 4.0% of the Bank's loan portfolio, net of unearned income and deferred fees. Delinquencies at September 30, 2005, were $21,989.

The Company incurred operating expenses relating to the automobile loan portfolio of $96,000 for the quarter ended September 30, 2005, compared to $206,000 for the quarter ended September 30, 2004. Those expenses include expenses for legal services, portfolio servicing and administration, collateral perfection, verification and disposition, and audit and accounting services. While the Company expects to continue to incur operating expenses related to the automobile loan portfolio, it expects those expenses to decrease as the portfolio matures. Operating costs for the automobile loan portfolio are expensed when incurred and recorded in "automobile loan expense" in the consolidated statements of earnings.

SUPPLEMENTAL INFORMATION
------------------------

On August 1, 2005, the Company and New York Community Bancorp, Inc. ("NYCB") entered into an Agreement and Plan of Merger (the "Merger Agreement") under which the Company will merge with and into NYCB, with NYCB as the surviving entity, in an all-stock transaction valued at approximately $69.8 million. Under the terms of the Merger Agreement, shareholders of the Company will receive 2.32 shares of NYCB common stock for each share of the common stock of the Company held at the closing date. Additional information concerning the Merger Agreement can be found in the Form 8-K filed by the Company on August 3, 2005.

On August 24, 2005, the Board of Directors of Long Island Financial Corp. declared a dividend of $.12 per common share. The dividend will be paid on November 16, 2005, to stockholders of record on November 1, 2005.

Long Island Financial Corp. has set November 16, 2005, as the date of its Special Meeting of Shareholders to vote on the Company's pending merger with New York Community Bancorp, Inc. (NYSE: NYB). The meeting will start at 12 Noon, Eastern Time, and will be held at Stonebridge Country Club in Smithtown, New York. The voting record date is September 30, 2005, and shareholder proxy materials were mailed on or about October 14, 2005.

Long Island Commercial Bank, the wholly-owned subsidiary of Long Island Financial Corp., is a New York state chartered commercial bank, which began operations in January of 1990, and provides commercial and consumer banking services through twelve branch offices, maintaining its headquarters in Islandia. The Bank is an independent local bank emphasizing personal service and responsiveness to the needs of its customers.

                                 BRANCH OFFICES
                                 --------------

    Suffolk County, N.Y.          Nassau County, N.Y.       Kings County, N.Y.
    --------------------          -------------------       ------------------
    Islandia     Babylon        Jericho      Westbury       Bay Ridge-Brooklyn
 Central Islip  Deer Park
    Melville    Ronkonkoma
    Shirley     Smithtown
   Hauppauge

THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE, AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.

This press release does not constitute an offer of securities. The proposed transaction will be submitted to Long Island Financial Corp.'s stockholders for their consideration. New York Community Bancorp, Inc. has filed a registration statement containing a proxy statement/prospectus that has been sent to Long Island Financial Corp.'s stockholders, and other relevant documents concerning the proposed transaction, with the U.S. Securities and Exchange Commission (the "SEC"). Long Island Financial Corp. has also filed relevant documents concerning the proposed transaction with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT CONTAINING THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). In addition, documents filed with the SEC by New York Community Bancorp, Inc. will be available free of charge from the Investor Relations Department, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Documents filed with the SEC by Long Island Financial Corp. will be available free of charge from the Corporate Secretary, Long Island Financial Corp., 1601 Veterans Highway, Suite 120, Islandia, New York 11749.

The directors, executive officers, and certain other members of management of Long Island Financial Corp. may be soliciting proxies in favor of the transaction from the company's shareholders. For information about these directors, executive officers, and members of management, shareholders are asked to refer to the most recent proxy statement issued by the company, which is available on its web site and at the address provided in the preceding paragraph.


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


                                   LONG ISLAND FINANCIAL CORP.
                                   CONSOLIDATED BALANCE SHEETS
                                           (UNAUDITED)
                                (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              SEPTEMBER 30,    DECEMBER 31,   SEPTEMBER 30,
                                                                                  2005             2004           2004
                                                                                  ----             ----           ----
ASSETS:

Cash and due from banks                                                       $  13,399        $  10,310      $  11,547
Interest earning deposits                                                           229               37             45
                                                                              ---------        ---------      ---------
              Total cash and cash equivalents                                    13,628           10,347         11,592
Securities available-for-sale, at fair value                                    237,196          278,814        258,821
Federal Home Loan Bank stock, at cost                                             5,943            4,925          6,372
Loans, held for sale                                                                164              604            786
Loans, net of unearned income and deferred fees                                 257,676          243,477        244,768
Less allowance for loan losses                                                   (3,725)          (5,591)        (5,794)
                                                                              ---------        ---------      ---------
              Loans, net                                                        253,951          237,886        238,974
Premises and equipment, net                                                       5,009            5,422          5,504
Accrued interest receivable                                                       2,882            3,342          2,957
Bank owned life insurance                                                         7,998            7,779          7,712
Deferred tax asset, net                                                           4,180            3,169          2,588
Prepaid expenses and other assets                                                 1,802            2,521          2,580
                                                                              ---------        ---------      ---------
              Total assets                                                    $ 532,753        $ 554,809      $ 537,886
                                                                              ---------        ---------      ---------
LIABILITIES AND STOCKHOLDERS' EQUITY:

Deposits:
    Demand deposits                                                           $ 110,374        $  99,876      $ 105,324
    Savings deposits                                                            104,964          123,142        109,950
    NOW and money market deposits                                                82,341          126,509         85,769
    Time deposits, $100,000 or more                                              15,435            9,863         10,860
    Other time deposits                                                          62,703           58,905         61,436
                                                                              ---------        ---------      ---------
              Total deposits                                                    375,817          418,295        373,339
Federal funds purchased and securities sold under agreements to repurchase       47,865           27,500         50,430
Other borrowings                                                                 71,000           71,000         76,000
Subordinated debentures                                                           7,732            7,732          7,732
Accrued expenses and other liabilities                                            3,385            3,245          2,976
                                                                              ---------        ---------      ---------
              Total liabilities                                               $ 505,799        $ 527,772      $ 510,477
                                                                              ---------        ---------      ---------
Stockholders' equity:
    Common stock (par value $.01 per share; 10,000,000 shares authorized;
      1,881,146, 1,850,378, and 1,846,589 shares issued;
      1,544,246, 1,513,478, and 1,509,689 shares outstanding, respectively)          19               19             18
    Surplus                                                                      22,239           21,590         21,500
    Retained earnings                                                            13,285           11,417         10,967
    Accumulated other comprehensive loss                                         (4,411)          (1,811)          (898)
    Treasury stock at cost, (336,900 shares)                                     (4,178)          (4,178)        (4,178)
                                                                              ---------        ---------      ---------
              Total stockholders' equity                                         26,954           27,037         27,409
                                                                              ---------        ---------      ---------
              Total liabilities and stockholders' equity                      $ 532,753        $ 554,809      $ 537,886
                                                                              ---------        ---------      ---------


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


                                   LONG ISLAND FINANCIAL CORP.
                               CONSOLIDATED STATEMENTS OF EARNINGS
                                           (UNAUDITED)
                                (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                            FOR THE THREE MONTHS        FOR THE NINE MONTHS
                                                                             ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                                                             -------------------        -------------------
                                                                               2005        2004           2005        2004
                                                                               ----        ----           ----        ----
Interest income:
     Loans                                                               $     4,293  $    4,091     $   12,314  $   11,762
     Securities                                                                2,682       2,803          8,457       8,107
     Federal funds sold and earning deposits                                       5           1             77           6
                                                                         -----------  ----------     ----------  ----------
         Total interest income                                                 6,980       6,895         20,848      19,875
                                                                         -----------  ----------     ----------  ----------
Interest expense:
     Savings deposits                                                            529         309          1,440         872
     NOW and money market deposits                                               429         124          1,442         583
     Time deposits, $100,000 or more                                             102          51            273         180
     Other time deposits                                                         580         529          1,638       1,770
     Borrowed funds                                                            1,089       1,141          2,849       2,778
     Subordinated debentures                                                     205         208            620         621
                                                                         -----------  ----------     ----------  ----------
         Total interest expense                                                2,934       2,362          8,262       6,804
                                                                         -----------  ----------     ----------  ----------
         Net interest income                                                   4,046       4,533         12,586      13,071
                                                                         -----------  ----------     ----------  ----------
Provision for loan losses                                                         50          75            175       5,575
                                                                         -----------  ----------     ----------  ----------
         Net interest income after provision for loan losses                   3,996       4,458         12,411       7,496
                                                                         -----------  ----------     ----------  ----------
Other operating income:
     Service charges on deposit accounts                                         680         572          2,024       1,842
     Net gain (loss) on sales and calls of securities                             17         (11)            17       2,869
     Net gain on sale of residential loans                                       186         208            469         604
     Earnings on bank-owned life insurance                                        92          85            272         480
     Other                                                                       170         141            561         404
                                                                         -----------  ----------     ----------  ----------
         Total other operating income                                          1,145         995          3,343       6,199
                                                                         -----------  ----------     ----------  ----------
Other operating expenses:
     Salaries and employee benefits                                            2,078       1,771          6,330       5,772
     Occupancy expense                                                           348         335          1,032         964
     Premises and equipment expense                                              369         354          1,089       1,120
     Automobile loan expense                                                      96         206            350       1,061
     Other                                                                     1,088         972          3,201       3,132
                                                                         -----------  ----------     ----------  ----------
         Total other operating expenses                                        3,979       3,638         12,002      12,049
                                                                         -----------  ----------     ----------  ----------
         Income before income taxes                                            1,162       1,815          3,752       1,646

Income taxes                                                                     408         664          1,331         471
                                                                         -----------  ----------     ----------  ----------
         Net income                                                      $       754  $    1,151          2,421       1,175
                                                                         -----------  ----------     ----------  ----------
Basic earnings per share                                                 $       .49  $      .76     $     1.58  $      .78
                                                                         -----------  ----------     ----------  ----------
Diluted earnings per share                                               $       .47  $      .73     $     1.52  $      .74
                                                                         -----------  ----------     ----------  ----------
Weighted average shares outstanding                                        1,543,967   1,508,636      1,533,011   1,503,608
                                                                         -----------  ----------     ----------  ----------
Diluted weighted average shares outstanding                                1,610,782   1,580,404      1,597,040   1,583,682
                                                                         -----------  ----------     ----------  ----------



                                   LONG ISLAND FINANCIAL CORP.
                                           (UNAUDITED)
                                (IN THOUSANDS, EXCEPT SHARE DATA)


                                                             SEPTEMBER 30,             DECEMBER 31,          SEPTEMBER 30,
                                                                 2005                      2004                  2004
                                                                 ----                      ----                  ----
ASSET QUALITY RATIOS AND OTHER DATA
-----------------------------------
Non-accrual loans:
     Commercial and industrial loans                        $      200                $       -             $        -
     Automobile loans                                                -                       89                     69
                                                            ----------                ---------             ----------
         Total non-accrual loans                                   200                       89                     69
                                                            ----------                ---------             ----------
Accruing loans contractually past due 90 days or
     more as to principal or interest payments:
     Commercial and industrial loans (1)                         2,016                        -                      -
                                                            ----------                ---------             ----------
Total non-performing loans                                  $    2,216               $       89             $       69

Allowance for loan losses                                   $    3,725               $    5,591             $    5,794
Non-performing loans as a percent of
        total loans, net (2)                                       .86%                     .04%                   .03%
Non-performing loans as a percent of
        total assets                                               .42%                     .02%                   .01%
Allowance for loan losses as a percent of:
        Non-performing loans                                       168%                   6,282%                 8,397%
        Total loans, net (2)                                      1.45%                    2.30%                  2.37%

Book value per share                                        $    17.45               $    17.86             $    18.16
Book value per share, as adjusted (3)                       $    20.31               $    19.06             $    18.75
Shares outstanding                                           1,544,246                1,513,478              1,509,689
Full service offices                                                12                       12                     12

                                                                       FOR THE THREE MONTHS       FOR THE NINE MONTHS
                                                                        ENDED SEPTEMBER 30,        ENDED SEPTEMBER 30,
                                                                        -------------------        -------------------
                                                                         2005         2004           2005        2004
                                                                         ----         ----           ----        ----
Interest rate spread                                                     2.47%        3.00%          2.65%       2.99%
Net interest margin                                                      3.14%        3.45%          3.21%       3.39%

(1) These loans have matured. The Bank is in the process of renewing these obligations and/or awaiting repayment.
(2)  Loans include loans, net of unearned income and deferred fees.
(3) Excludes net unrealized depreciation/appreciation in available-for-sale securities, net of tax.


CONTACT:
Douglas C. Manditch, President & CEO
LONG ISLAND FINANCIAL CORP.
1601 Veterans Highway, Suite 120
Islandia, New York 11749
Voice: (631) 348-0888  Fax: (631) 348-0830
www.licb.com
------------